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                                                                   Exhibit 23.1






          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 20, 2004 relating to the financial statements, which appears in Monro Muffler Brake, Inc.'s Annual Report on Form 10-K for the year ended March 27, 2004. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.




PricewaterhouseCoopers LLP

Rochester, New York
August 12, 2004